UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2005

IMCLONE SYSTEMS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-19612	04-2834797
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Varick Street

New York, New York 10014

(Address of principal executive offices) (Zip Code)

(212) 645-1405

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

On September 16, 2005, the Board of Directors of ImClone Systems Incorporated (the “Company”), upon recommendation of the Compensation Committee (the “Committee”) of the Board of Directors, approved guidelines governing option grants to be made during calendar year 2006 to the Chairman, Vice Chairman and other non-employee directors to purchase 30,000, 25,000, and 20,000 shares, respectively, of the Company’s common stock.  These option grants are anticipated to be made in 2006 pursuant to an equity plan approved by the Company’s shareholders on such dates and further terms and conditions as are approved by the Board of Directors at a later date.

In addition, the Board of Directors determined that, beginning in 2006, any non-employee director newly joining the Board of Directors will be entitled to receive a one-time grant of stock options to purchase 20,000 shares of the Company’s common stock upon first becoming a member of the Board of Directors.  Such option grants are anticipated to be made pursuant to an equity plan approved by the Company’s shareholders on such dates and further terms and conditions as are approved by the Board of Directors at a later date.

The Board of Directors further determined that calendar year 2006 cash compensation levels for members of the Board of Directors would remain unchanged from 2005 (which amounts are set forth in detail in the Company’s 2005 proxy statement filed with the SEC on April 22, 2005).  The Board of Directors also determined that the annual cash compensation for the Vice Chairman of the Board, which position was created in June 2006, would be $50,000.

The Board of Directors also approved a stock repurchase program to purchase up to $100 million in aggregate principal amount of outstanding shares of the Company’s common stock during the next two years.  The stock repurchase program is to be employed for general corporate purposes, including to offset dilution resulting from future grants of stock options or other dilutive incentive compensation granted to the Company’s employees and directors.  Stock repurchases under this program may be made through open market or privately negotiated transactions at such times and in such amounts as the Company deems appropriate, based on a variety of factors such as price, corporate and regulatory requirements and overall market conditions.  The stock repurchase program may be limited or terminated at any time without prior notice.

Certain matters discussed in this report may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond the Company’s ability to control or predict.  Important factors that may cause actual results to differ materially and could impact the Company and the statements contained in this report can be found in the Company’s filings with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K.  For forward-looking statements in this report, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED (Registrant)

	By:	/s/ Erik D. Ramanathan
Dated: September 19, 2005	Erik D. Ramanathan
Vice President, General Counsel